EXHIBIT 10.1













             DHB INDUSTRIES, INC. 2007 OMNIBUS EQUITY INCENTIVE PLAN




























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                              DHB INDUSTRIES, INC.
                 2007 OMNIBUS EQUITY INCENTIVE COMPENSATION PLAN


1.       PURPOSE...............................................................1

2.       DEFINITIONS...........................................................1

3.       ADMINISTRATION........................................................5
         (a)      Authority of the Committee...................................5
         (b)      Manner of Exercise of Committee Authority....................5
         (c)      Limitation of Liability......................................6

4.       SHARES SUBJECT TO PLAN................................................6
         (a)      Limitation on Overall Number of Shares Subject to Awards.....6
         (b)      Application of Limitation to Grants of Awards................6
         (c)      Availability of Shares Not Delivered Under Awards............6
         (d)      No Further Awards After Re-Listing...........................7

5.       ELIGIBILITY; PER-PERSON AWARD LIMITATIONS.............................7

6.       SPECIFIC TERMS OF AWARDS..............................................7
         (a)      General......................................................7
         (b)      Options......................................................8
         (c)      Stock Appreciation Rights....................................8
         (d)      Restricted Stock Awards......................................8
         (e)      Deferred Stock Award........................................10
         (f)      Bonus Stock.................................................10
         (g)      Performance Awards..........................................10
         (h)      Other Stock-Based Awards....................................11

7.       CERTAIN PROVISIONS APPLICABLE TO AWARDS..............................11
         (a)      Stand-Alone, Additional, and Substitute Awards..............11
         (b)      Term of Awards..............................................12
         (c)      Form and Timing of Payment Under Awards; Deferrals..........12
         (d)      Exemptions from Section 16(b) Liability.....................12
         (e)      Compliance with Code Section 409A...........................12

8.       CHANGE IN CONTROL....................................................13
         (a)      Effect of "Change In Control"...............................13
         (b)      Definition of "Change In Control"...........................14

9.       GENERAL PROVISIONS...................................................15
         (a)      Compliance with Legal and Other Requirements................15
         (b)      Limits on Transferability; Beneficiaries....................15
         (c)      Adjustments.................................................17
         (d)      Taxes.......................................................18
         (e)      Changes to This Plan and Awards.............................18
         (f)      Limitation on Rights Conferred Under Plan...................18
         (g)      Unfunded Status of Awards; Creation of Trusts...............18
         (h)      Nonexclusivity of this Plan.................................19
         (i)      Payments in the Event of Forfeitures; Fractional Shares.....19
         (j)      Governing Law...............................................19
         (k)      Non-U.S. Laws...............................................19
         (l)      Plan Effective Date; No Shareholder Approval; Termination
                  of Plan.....................................................19


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                              DHB INDUSTRIES, INC.
                       2007 OMNIBUS EQUITY INCENTIVE PLAN

         1. PURPOSE. The purpose of this 2007 OMNIBUS EQUITY INCENTIVE PLAN (this "Plan") is to assist DHB Industries, Inc., (the "Company"), and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, and consultants of the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

         2. DEFINITIONS. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to the terms defined in Section 1 hereof.

         (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another award, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under this Plan.

         (b) "Award Certificate" means any written instrument or document evidencing any Award granted by the Committee hereunder.

         (c) "Business Combination" has the meaning ascribed to such term in
Section 8(b)(iii) hereof.

         (d) "Beneficiary" means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

         (e) "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

         (f) "Board" means the Company's Board of Directors.

         (g) "Cause" shall, with respect to any Participant, have the meaning specified in any Services Agreement in effect at the time such Participant ceases employment with or providing services to the Company. In the absence of any definition in an applicable Services Agreement, "Cause" shall mean (i) the failure by the Participant to perform, in a reasonable manner other than as a result of Disability, his or her duties as assigned by the Company or a Related Entity , (ii) any violation or breach by the Participant of his or her Services Agreement if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any breach of duty of loyalty or fiduciary duty owed to the Company or a Related Entity, or other act by the


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Participant of dishonesty or bad faith with respect to the Company or a Related
Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant's work performance, (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity, (vii) any statement (written or verbal) by the Participant which denigrates, demeans, libels or slanders the Company, a Related Entity or its officers or directors and which has had or is reasonably likely to have a material adverse effect on the Company or any Related Entity or its business, operations or reputation, or (viii) with respect to any actions, proceedings, investigations or inquiries ("Actions") against or relating to the Company by any governmental, regulatory or self-regulatory agency or entity, or any Board approved Actions relating to the Company, any Participant's failure or refusal to cooperate with the Company, or at the Company's request any governmental, regulatory or self-regulatory agency or entity, in providing information with respect to any act or omission in his capacity as an officer, employee, agent or fiduciary of the Company or any Related Entity for which such Participant has rendered service in such capacity. The good faith determination by the Committee of whether the Participant's Continuous Service was terminated by the Company for "Cause" shall be final and binding for all purposes hereunder.

         (h) "Change in Control" means a Change in Control as defined with related terms in Section 8(b) of this Plan.

         (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         (j) "Committee" means the Compensation Committee of the Board or another committee comprised of Board members and designated by the Board to administer this Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of this Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under this Plan, and (ii) "Independent."

         (k) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

         (l) "Continuous Service" means the uninterrupted provision of services to the Company or any Related Entity in any capacity as an Employee, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity as an Employee, Consultant or other service provider (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity as an Employee, Consultant or other service provider (except as otherwise provided in the Award Certificate). An approved


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leave of absence shall include sick leave, military leave, or any other authorized personal leave.

         (m) "Deferred Stock" means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

         (n) "Deferred Stock Award" means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

         (o) "Director" means a member of the Board or the board of directors of any Related Entity.

         (p) "Disability" means a permanent or total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

         (q) "Effective Date" means the date on which this Plan is adopted by the Board, which is July 13, 2007.

         (r) "Eligible Person" means each officer, Employee, Consultant and other person who provides services to the Company or any Related Entity. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in this Plan.

         (s) "Employee" means any person, including an officer or Director, who is classified by the Company or any Related Entity as an employee and receives payment through the payroll of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute Employee status.

         (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

         (u) "Fair Market Value" means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

         (v) "Incumbent Board" has the meaning ascribed to such term in Section 8(b)(ii) hereof.

         (w) "Independent," when referring to either the Board or members of the Committee, has the same meaning as used in the rules of the American Stock Exchange.

         (x) "Option" means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods, and includes such rights referred to as Warrants in Service Agreements.


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         (y) "Optionee" means a person to whom an Option is granted under this
Plan or any person who succeeds to the rights of such person under this Plan.

         (z) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

         (aa) "Outstanding Company Common Stock" has the meaning ascribed to such term in Section 8(b)(i) hereof.

         (bb) "Outstanding Company Voting Securities" has the meaning ascribed to such term in Section 8(b)(i) hereof.

         (cc) "Participant" means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

         (dd) "Performance Award" means any Award granted pursuant to Section 6(g) hereof.

         (ee) "Performance Period" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

         (ff) "Person" has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

         (gg) "Related Entity" means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

         (hh) "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and/or with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

         (ii) "Restricted Stock Award" means an Award granted to a Participant under Section 6(d) hereof.

         (jj) "Restriction Period" has the meaning ascribed to such term in
Section 6(d)(i) hereof.

         (kk) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to this Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.


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         (ll) "Services Agreement" means any written employment, consulting or other agreement for the performance of services between, and executed by, the Participant and the Company or a Related Entity.

         (mm) "Shares" means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 9(c) hereof.

         (nn) "Stock Appreciation Right" means a right granted to a Participant under Section 6(c) hereof.

         (oo) "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 80% or more of the total combined voting power of the then outstanding securities or interests of such corporation entitled to vote generally in the election of directors or in which the Company has at least 80 percent of the profits interest or capital interest of such other entity.

         (pp) "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by an entity acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3. ADMINISTRATION.

         (a) AUTHORITY OF THE COMMITTEE. This Plan shall be administered by the Committee, except to the extent the Board elects to administer this Plan, in which case this Plan shall be administered by only those directors who are Independent Directors and references herein to the "Committee" shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of this Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Certificates (which need not be identical for each Participant) and rules and regulations for the administration of this Plan, construe and interpret this Plan and Award Certificates and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of this Plan. In exercising any discretion granted to the Committee under this Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

         (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 9(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power


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to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering this Plan.

         (c) LIMITATION OF LIABILITY. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of this Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. SHARES SUBJECT TO PLAN.

         (a) LIMITATION ON OVERALL NUMBER OF SHARES SUBJECT TO AWARDS. Subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be (i) issued under this Plan pursuant to the exercise of Options, (ii) issued pursuant to Restricted Stock Awards or Deferred Stock Awards, (iii) covered by Stock Appreciation Rights, and (iv) issued under Sections 6(f), 6(g) and 6(h), is 1,250,000 Shares. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share with respect to which such Options or Stock Appreciation Rights are granted. Any Shares that are subject to Awards other than Awards of Options or Stock Appreciation Rights shall be counted against this limit as three (3) Shares for every one (1) Share with respect to which such other Awards are granted. Any Shares delivered under this Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

         (b) APPLICATION OF LIMITATION TO GRANTS OF AWARDS. No Award may be granted if the number of Shares to be delivered in connection with such Award or, in the case of an Award relating to Shares but settled only in cash, the number of Shares to which such Award relates, exceeds the number of Shares remaining available under this Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

         (c) AVAILABILITY OF SHARES NOT DELIVERED UNDER AWARDS.

             (i) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the


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Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under this Plan.

             (ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under this Plan.

         (d) NO FURTHER AWARDS AFTER RE-LISTING. Once the Company's shares are re-listed on the American Stock Exchange or other national exchange and public trading commences, no further Awards shall be made under this Plan, unless Shareholder approval is obtained.

         5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under this Plan only to Eligible Persons. Subject to adjustment as provided in
Section 9(c), no Participant may receive Awards during the life of this Plan representing more than 600,000 Shares. Any Shares that are subject to Awards for Options or Stock Appreciation Rights shall be counted against this limit as one
(1) Share for every one (1) Share with respect to which such Options or Stock Appreciation Rights are granted. Any Shares that are subject to Awards other than for Options or Stock Appreciation Rights shall be counted against this limit as three (3) Shares for every one (1) Share with respect to which such other Awards are granted. The foregoing limitations shall be applied as of any date by taking into account the number of Shares previously issued under this Plan and the number of Shares subject to outstanding Awards as of such date. In addition, the maximum dollar value payable to any one Participant with respect to any Performance Period with respect to Performance Awards denominated in cash is $1,000,000 multiplied by the number of full years in the Performance Period..

         6. SPECIFIC TERMS OF AWARDS.

         (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including but not limited to terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant, terms requiring the achievement of performance goals and/or future service requirements in order for Awards to vest and be exercisable, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan. Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, no consideration other than services may be required for the grant (but not the exercise) of any Award.


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         (b) OPTIONS. The Committee is authorized to grant Options to any
Eligible Person on the following terms and conditions:

             (i) EXERCISE PRICE. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option.

             (ii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

         (c) STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights to any Eligible Person (a "Stock Appreciation Right"), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of this Plan, including the following:

             (i) RIGHT TO PAYMENT. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant.

             (ii) OTHER TERMS. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right.

         (d) RESTRICTED STOCK AWARDS. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:


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             (i) GRANT AND RESTRICTIONS. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the "Restriction Period"). The terms of any Restricted Stock Award granted under this Plan shall be set forth in a written Award Certificate which shall contain provisions determined by the Committee and not inconsistent with this Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and any Award Certificate relating to the subject Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 9(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

             (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable Restriction Period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Certificate, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

             (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that (A) "stop transfer" instructions be placed against such Restricted Stock with the Company's transfer agent, (B) such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, (C) the Company retain physical possession of the certificates, and (D) the Participant deliver stock powers to the Company, endorsed in blank, relating to the Restricted Stock.

             (iv) DIVIDENDS AND SPLITS. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

             (v) MINIMUM VESTING PERIOD. Except for certain limited situations (including termination of employment, a Change in Control referred to in Section 8, grants to new hires to replace forfeited compensation, or grants representing payment of earned Performance Awards or other incentive compensation, Restricted


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Stock Awards subject solely to future service requirements shall have a
Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time).

         (e) DEFERRED STOCK AWARD. The Committee is authorized to grant Deferred Stock Awards (including without limitation, restricted stock units) to any Eligible Person on the following terms and conditions:

             (i) AWARD AND RESTRICTIONS. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee. In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

             (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of a Participant's Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Certificate evidencing the Deferred Stock Award), the Participant's Deferred Stock Award that is at that time subject to deferral shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Certificate, or may determine in any individual case, that restrictions or forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

         (f) BONUS STOCK. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

         (g) PERFORMANCE AWARDS. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. Except as provided in Section 8 hereof or as may be provided in an Award Certificate, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth herein. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues or margins; (3) increase in cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pre-tax earnings, earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes (local, state or federal) and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

         (h) OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares (including, without limitation, restricted stock units), as deemed by the Committee to be consistent with the purposes of this Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under this Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 6(h) shall be purchased for such consideration paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

         7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

         (a) STAND-ALONE, ADDITIONAL, AND SUBSTITUTE AWARDS. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other

Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.

         (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years.

         (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of this Plan and any applicable Award Certificate, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company's compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the American Stock Exchange or any national securities exchange on which the Company's securities are listed or quoted for trading and, if not listed or quoted for trading on either the American Stock Exchange or a national securities exchange, then the rules of the American Stock Exchange. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, upon occurrence of one or more specified events (in addition to a Change in Control), if the Committee determines that such acceleration and cash settlement would not cause the Award to be subject to
Section 409A of the Code or, if such Award is or would be subject to Section 409A, would not cause the Award to fail to meet, or to be operated in accordance with, the requirements of Section 409A (including, without limitation, those referred to in Code Section 409(a)(1)(A)(i)). Installment or deferred payments may be required by the Committee (subject to Section 9(e) hereof, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Certificate) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments.

         (d) EXEMPTIONS FROM SECTION 16(B) LIABILITY. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Certificate does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under
Section 16(b).

         (e) COMPLIANCE WITH CODE SECTION 409A. It is the intent of the Company that each Award under this Plan either (i) not be subject to the requirements of
Section 409A, as interpreted by the final regulations thereunder and any subsequent guidance published by the IRS regarding Section 409A, or (ii) meet and be operated in accordance with such requirements. Accordingly, each Award under this Plan shall comply with the requirements of Section 409A, if applicable, and shall be administered in accordance with such requirements.

         8. CHANGE IN CONTROL

         (a) EFFECT OF "CHANGE IN CONTROL".

             (i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 9(a) hereof.

             (ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under this Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 9(a) hereof.

             (iii) With respect to any outstanding Performance Award, Bonus Stock, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award subject to achievement of performance goals and conditions under this Plan, (A) a pro rata portion of the Award shall be considered earned and payable based on the portion of the Performance Period completed as of the date of the Change in Control and based on performance to such date, or if performance to such date is not determinable, based on target performance, and (B) the value at target performance of the remaining portion of the Award shall be converted to a Restricted Stock Award, or a Deferred Stock Award for purposes of Section 8(a)(iv). If Awards are not assumed or substituted for by the successor company pursuant to Section 8(a)(iv), then the full Award shall be considered earned and payable.

             (iv) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Sections 8(a)(i), (ii) and (iii). For the purposes of this Section 8(a)(iv), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted

Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting the Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

         (b) DEFINITION OF "CHANGE IN CONTROL". Unless otherwise specified in an Award Certificate, a "Change in Control" shall mean the occurrence of any of the following:

             (i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company; (x) any acquisition by the Company; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and
(C) of subsection (iii) below; or

             (ii) During any period of twelve (12) consecutive months (not including any period prior to the Effective Date), individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

             (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

         Notwithstanding anything to the contrary in the foregoing provisions of this Section 8, in no event shall a "Change in Control" for purposes of this Plan include a transaction or other event or series of events that would not be a "Change in Control Event" as defined in the final regulations under Section 409A of the Code (or such other guidance published by the IRS).

         9. GENERAL PROVISIONS.

         (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

         (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Award or other right or interest granted under this Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Certificate (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under this Plan from or through any Participant shall be subject to all terms and conditions of this Plan and any Award Certificate applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

         (c) ADJUSTMENTS.

             (i) ADJUSTMENTS TO PLAN SHARES AND AWARDS. In the event that, at any time and from time to time subsequent to the Effective Date, there occurs any stock dividend, extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event relating to or affecting the outstanding Shares and/or such other securities of the Company or any other applicable issuer, then the number of Shares then available under this Plan shall be arithmetically or otherwise appropriately adjusted to reflect the effects of such transaction or event, and the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under
Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

             (ii) ADJUSTMENTS IN CASE OF CERTAIN CORPORATE TRANSACTIONS. In the event of any proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation, or other form of corporate transaction in which the Company does not survive, or in which the Shares are exchanged for or converted into securities issued by another entity, the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee, assume each outstanding Award or substitute an equivalent option, right or other award. If the successor or acquiring entity or an affiliate thereof does not cause such an assumption or substitution of any Award, then that Award shall terminate upon consummation of the sale, merger, consolidation, or other corporate transaction, with or without consideration as determined by the Committee. The Committee shall give written notice of any proposed transaction referred to in this Section 9(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

             (iii) OTHER ADJUSTMENTS. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause any Award hereunder to fail to satisfy the requirements of Code Section 409A, if applicable.

         (d) TAXES. The Company and any Related Entity are authorized to withhold, from any Award granted, any payment relating to an Award under this Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

         (e) CHANGES TO THIS PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate this Plan, or the Committee's authority to grant Awards under this Plan, without the consent of stockholders or Participants, except that any amendment or alteration to this Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Certificate relating thereto, except as otherwise provided in or in a manner in violation of this Plan; provided that, without the consent of an affected Participant, no such Committee or Board action may materially and adversely affect the rights of such Participant under such Award. In addition, the Committee shall not be authorized to cancel outstanding Options and/or Stock Appreciate Rights and replace them with Awards having a lower exercise price without the prior approval of the stockholders of the Company.

         (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity, (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

         (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in this

Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under this Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of this Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

         (h) NONEXCLUSIVITY OF THIS PLAN. The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

         (i) PAYMENTS IN THE EVENT OF FORFEITURES; FRACTIONAL SHARES. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

         (j) GOVERNING LAW. The validity, construction and effect of this Plan, any rules and regulations under this Plan, and any Award Certificate shall be determined in accordance with the laws of the jurisdiction of incorporation of the Company without giving effect to principles of conflict of laws and excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the jurisdiction of incorporation of the Company.

         (k) NON-U.S. LAWS. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of this Plan.

         (l) PLAN EFFECTIVE DATE; NO SHAREHOLDER APPROVAL; TERMINATION OF PLAN. This Plan shall become effective on the Effective Date, and shall not be subject to subsequent approval by shareholders of the Company. This Plan shall terminate at the earlier of (i) termination of this Plan by the Board, or (ii) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of this Plan shall remain in effect until they have been exercised or terminated, or have expired.